Exhibit 10.2
TRI-ISTHMUS GROUP, INC.
OPTION GRANT AGREEMENT
     This Option Grant Agreement (this “Option Agreement”) is entered into as of October 10, 2007 (the “Date of Grant”), by and between Dennis M. Smith (“Optionee”) and Tri-Isthmus Group, Inc. (the “Company”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Section 13 of this Option Agreement.
     1. Grant of Option. The Company hereby grants to Optionee an option (the “Option”) to purchase the number of shares of the Company’s Common Stock set forth below (the “Option Shares”), at the exercise price set forth below, subject to the terms and conditions of the Plan and this Option Agreement, and upon the occurrence of certain specified events, as follows:

Exercise Price Per Share	0.3125
Total Number of Option Shares Granted	600,000
Total Exercise Price	$187,500
Type of Option:	Incentive Stock Option
Term/Expiration Date:	7 years from Date of Grant
     This Option is intended to qualify as an Incentive Stock Option as defined in Section 422(b) of the Code; provided, however, the Company has not made, and will not be deemed to make hereby, any representations or warranties to Optionee with respect to such qualification.
     2. Vesting Schedule. Optionee’s Option to purchase up to six hundred thousand (600,000) Option Shares shall vest incrementally as follows: (1) the option to purchase up to one hundred fifty thousand (150,000) Option Shares shall vest immediately on the Date of Grant; (2) the option to purchase up to one hundred fifty thousand (150,000) Option Shares shall vest on the first anniversary of the Date of Grant; and (3) the option to purchase the remaining three hundred thousand (300,000) Option Shares shall vest on the second anniversary of the Date of Grant.
     3. Exercise of Option.
     (a) Right to Exercise; Term of Option. Generally, this Option shall be exercisable by Optionee with respect to any or all vested Option Shares from the time such Option Shares vest (in accordance with the vesting schedule in Section 2) until the seventh anniversary of the Date of Grant (the “Term”), subject to the terms and conditions set forth in the Plan and this Option Agreement.
     (b) Method of Exercise. This Option shall be exercisable by written notice (in substantially the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Option Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to the Option Shares. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the aggregate exercise price for the Option Shares in respect of which the Option is being exercised, payable in the manner set forth in Section 4.
     (c) Date of Exercise, Transfer. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the aggregate exercise price of the

Option Shares in respect of which the Option is being exercised. Assuming compliance with all other provisions of this Option Agreement, for income tax purposes the Option Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Option Shares.
     4. Payment of Aggregate Exercise Price.
     (a) Method of Payment. Payment of the aggregate exercise price for the Option Shares in respect of which the Option is being exercised shall become immediately due upon exercise of this Option and shall be payable:
     (i) in cash or check made payable to the Company;
     (ii) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the date in which this Option is exercised; or
     (iii) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (i) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
     (b) Taxes. The Optionee shall, upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the Option Shares, pay to the Company the amounts necessary to satisfy applicable federal, state and local tax withholding requirements.
     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Option Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.
     6. Limited Transferability of Option. This Option shall be exercisable only by the Optionee during his lifetime and shall not be assignable or transferable, other than by will or by the applicable laws of inheritance and as permitted under the Code following the Optionee’s death. The terms and conditions of this Option Agreement, including (without limitation) the limited time period during which this Option may be exercised following the Optionee’s death, shall be binding upon the executors, administrators, heirs, successors and permitted assigns of the Optionee.
     7. Effect of Termination or Death. The following provisions shall govern the exercise of this Option at or after the time of cessation of Service or death of the Optionee:
     (a) Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise this Option as to shares that vested on or prior to the date of cessation. Upon such cessation of Service, this Option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares which are not, at the time, vested.
     (b) Should Optionee’s Service terminate by reason of Disability while holding this Option, the vesting of this Option will thereupon accelerate and all of the unvested Option Shares subject thereto will immediately vest and become exercisable. The Optionee shall have a period of twelve (12) months following the date of such termination of Service during which to exercise this Option.
     (c) If the Optionee dies while holding this Option, the vesting set forth in Section 2 will thereupon accelerate and all of the unvested Option Shares subject thereto will immediately vest and become exercisable. The personal representative of the Optionee’s estate or the person or persons to whom this Option is transferred pursuant to the Optionee’s will or the applicable laws of inheritance shall have a period of twelve (12) months following the date of the Optionee’s death to exercise this Option.
     (d) Under no circumstances, however, shall this Option be exercisable after the expiration of the Term.
     (e) Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Term, this Option shall terminate and cease to be outstanding for any vested Option Shares for which this Option has not been exercised.
     (f) Should Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding this Option Agreement, then the Option and this Option Agreement (whether any or all Option Shares are vested or not) shall terminate immediately and cease to remain outstanding.
     8. Changes in Capital Structure. The Optionee agrees and acknowledges that the Company shall have the right at any time and from time to time after the date of this Option Agreement to authorize additional classes or series of capital stock, some of which may entitle the holders thereof to greater rights than the holders of the Common Stock into which this Option is convertible, and to issue shares thereunder, subject only to the limits imposed by applicable laws.
     9. Tax Consequences. The grant and/or exercise of the Option will have federal and state income tax consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES ACQUIRED UPON EXERCISE.
     10. Entire Agreement; Governing Law. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and this Option Agreement may not be amended except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.
     11. Warranties, Representations and Covenants. The undersigned Optionee warrants and represents that he: (a) has received, read and understood the Option Agreement and the Plan and agrees to abide by and be bound by its terms and conditions, (b) is acquiring such shares of Common Stock for his own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”);

and (c) is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The undersigned’s financial condition is such that he is able to bear the risk of holding such securities for an indefinite period of time and the risk of loss of its entire investment. The undersigned has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions relating to the Plan or this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.
     12. Relation to Other Benefits; Termination of Employment. Any economic or other benefit to the Optionee under this Option Agreement will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or similar benefit or compensation plan maintained by the Company and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company. No provision of this Option Agreement will limit in any way whatsoever any right that the Company may otherwise have to terminate the employment or adjust the compensation of the Optionee at any time.
     13. Certain Definitions. For purposes of this Option Agreement, the following terms shall have the following meanings:
     (a) “Board” shall mean the Company’s Board of Directors.
     (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.
     (c) “Committee” shall mean a committee of two or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.
     (d) “Common Stock” shall mean the Company’s common stock, par value $0.01 per share.
     (e) “Disability” shall mean the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Company because of the sickness or injury of the Optionee.
     (f) “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
     (i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing sales price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market. If there is no closing sales price for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price on the last preceding date for which such quotation exists.

     (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing sales price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing sales price for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price on the last preceding date for which such quotation exists.
     (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.
     (g) “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee which has a material adverse effect on the business or affairs of the Company (or any Parent or Subsidiary). The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee in the Service of the Company (or any Parent or Subsidiary).
     (h) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     (i) “Plan” shall mean the Company’s 2001 Stock Option/Stock Issuance Plan.
     (j) “Plan Administrator” shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.
     (k) “Service” shall mean the services provided to the Company (or any Parent or Subsidiary) by Optionee pursuant to the Employment Agreement between Optionee and Company dated October 10, 2007.
     (l) “Stock Exchange” shall mean the American Stock Exchange or the New York Stock Exchange.
     (m) "Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of such corporations other than the last corporation in the such chain owns, at the time of the determination, stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company and Optionee have each caused this Option Agreement to be executed as of the Date of Grant.

THE COMPANY:

TRI-ISTHMUS GROUP, INC.

By:	DAVID HIRSCHHORN
Its:	Chief Executive Officer

OPTIONEE:

Signature

Print Name

Residence Address

Area Code/Telephone Number

Exhibit A to Option Grant Agreement
TRI-ISTHMUS GROUP, INC.
EXERCISE NOTICE
Tri-Isthmus Group, Inc.
149 South Barrington Avenue, Suite 808
Los Angeles, CA 90049
Attention: Secretary
     1. Exercise of Option. Effective as of today, ___, 20___, the undersigned (“Purchaser”) hereby elects to purchase ___ shares (the “Option Shares”) of the Common Stock of Tri-Isthmus, Inc. (the “Company”) under and pursuant to the Option Grant Agreement dated October 10, 2007 (the “Option Agreement”). The exercise price for the Option Shares shall be $0.3125 per share, as specified in the Option Agreement.
     2. Delivery of Payment.
The undersigned Purchaser (check one and complete):
                     herewith encloses the cash or a certified or cashier’s check (drawn in favor of the Company) in the amount of $                     in payment of the aggregate exercise price.
                     elects to make payment by delivering a number of shares of Common Stock held by Purchaser for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at a Fair Market Value on the date in which this Option is exercised equal to the aggregate exercise price of $                     in accordance with the provisions of Section 4(a)(ii) of the Option Agreement, and includes certificates and such other documentation necessary to effect such transfer, including, but not limited to, a duly authorized stock power in balnk.
                     herewith encloses a copy of the applicable broker instructions set forth in Section 4(a)(iii) of the Option Agreement.
     3. Representations of Purchaser. Purchaser hereby represents and warrants as follows:
     (a) Purchaser acknowledges that he has received, read and understood the Option Agreement and the Plan and agrees to abide by and be bound by its terms and conditions.
     (b) Purchaser is acquiring such shares of Common Stock for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”); and
     (c) Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The undersigned’s financial condition is such that he is able to bear the risk of holding such securities for an indefinite period of time and the risk of loss of its entire investment. The undersigned has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.
     4. Rights as Shareholder. The Purchaser shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares for which such Option is exercised, including, but not limited to, rights to vote or to receive dividends, unless and until the Purchaser has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such Option Shares have been issued and the Purchaser has become a record holder of such Option Shares. A share certificate for the number of Option Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which all the conditions set forth above are satisfied, except.
     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Option Shares. Purchaser represents that Purchaser has consulted with any tax consultant or consultants Purchaser deems advisable in connection with the purchase or disposition of the Option Shares and that Purchaser is not relying on the Company for any tax advice.
     6. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and this Exercise Notice may not be amended except by means of a writing signed by the Company and Purchaser. This Exercise Notice is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

PURCHASER:	THE COMPANY:

TRI-ISTHMUS GROUP, INC.

Signature	By:

Its:

Print Name

Address:	Address: